EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File Nos. 333-18921, 333-66077 and 333-74961) and in the Registration Statements on Form S-8 (File Nos. 2-90727, 33-21853, 33-26239, 33-47547, 33-59233, 333-00575,
333-03245 and 333-18269) of Tribune Company of our report dated June 24, 1999 appearing on page 2 of Exhibit 99 to Tribune Company's Annual Report on Form 10-K, filed with this Form 10-K/A.





/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
June 24, 1999